TRITON INTERNATIONAL REPORTS THIRD QUARTER 2022 RESULTS
AND RAISES QUARTERLY DIVIDEND

Hamilton, Bermuda – November 1, 2022 – Triton International Limited (NYSE: TRTN) ("Triton")

Highlights:
•Net income attributable to common shareholders for the three months ended September 30, 2022 was $176.8 million or $2.88 per diluted share.
•Adjusted net income was $176.5 million or $2.88 per diluted share, an increase of 18.5% from the third quarter of 2021 and a decrease of 1.4% from the second quarter of 2022.
•Utilization averaged 99.1% in the third quarter of 2022 and was 98.6% as of October 26, 2022.
•Triton repurchased 3.2 million common shares during the third quarter and has repurchased an additional 0.9 million common shares through October 26, 2022. See the tables to this press release for further information. Additionally, Triton increased its share repurchase authorization back to $200 million in October.
•Triton increased its quarterly common share dividend by $0.05 to $0.70 per share, payable on December 22, 2022 to shareholders of record as of December 8, 2022.

Financial Results
The following table summarizes Triton’s selected key financial information for the three and nine months ended September 30, 2022 and 2021 and the three months ended June 30, 2022.

	(in millions, except per share data)
	Three Months Ended,			Nine Months Ended,
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Total leasing revenues	$424.7	$421.6	$400.2	$1,263.4	$1,116.7

GAAP
Net income attributable to common shareholders	$176.8	$184.6	$123.0	$542.6	$307.1
Net income per share - Diluted	$2.88	$2.90	$1.83	$8.56	$4.57

Non-GAAP (1)
Adjusted net income	$176.5	$186.0	$163.8	$542.2	$436.6
Adjusted net income per share - Diluted	$2.88	$2.92	$2.43	$8.55	$6.49

Adjusted return on equity (2)	27.5%	29.8%	29.4%	29.3%	27.1%
(1)Refer to the "Use of Non-GAAP Financial Items" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.
(2)Refer to the “Calculation of Adjusted Return on Equity” set forth below.

Operating Performance
"Triton continued to achieve outstanding financial performance in the third quarter of 2022," commented Brian M. Sondey, Chief Executive Officer of Triton. "Triton generated $2.88 of Adjusted net income per share, an increase of 18.5% from the third quarter of 2021 and just slightly below our record results from the second quarter of 2022. In addition, Triton achieved an annualized Adjusted return on equity of 27.5%."

"Triton's outstanding financial results reflect the durable enhancements we have made to our business. Container drop-off volumes increased in the third quarter, but our utilization remains exceptionally high and is well protected by our strong lease portfolio. Weighted by net book value, over 87% of our container fleet is covered by long-term and finance leases, and these leases have an average remaining duration of 76 months. In addition, used container sale prices remain high and we continue to generate sizable gains on disposals."

"The increase in container drop-offs in the third quarter reflects a muted summer peak season. Customers had expected trade growth would slow this year following exceptionally strong volumes in 2021, but we experienced fairly balanced activity in the first half of the year as customers continued to struggle with logistical disruptions and as they anticipated container needs for the traditional summer peak. However, normalizing consumer spending and macroeconomic challenges have impacted trade volumes, and many of our customers have shifted their focus to fleet efficiency and increased the pace of container off-hires. In addition, new container investment activity has slowed significantly across the market, and new container prices have decreased into the range of $2,200 for a 20’ dry container."

"Triton's new container investment has been limited this year following our record investment and growth in 2021. As of October 26, 2022, we have ordered $557 million of new containers for delivery in 2022. Triton has shifted its investment focus and strong cash flow to share repurchases, and we accelerated the pace of our repurchases in the third quarter. Year to date, Triton has repurchased 7.1 million shares, or 10.8% of our outstanding shares, while decreasing our leverage. Our Board of Directors increased our share repurchase authorization back to $200 million in October."

Outlook
Mr. Sondey continued, "We anticipate our Adjusted net income per share will decrease sequentially as our utilization and used container sale prices decrease from their recent extraordinarily high levels. However, we have made durable enhancements to our business, are very well protected by our lease portfolio and expect our utilization will remain high. We also expect our share repurchases will continue to be highly accretive. Overall, we expect our performance will remain very strong through the end of the year and into the longer term."

Common and Preferred Share Dividends
Triton’s Board of Directors has increased the quarterly cash dividend from $0.65 to $0.70 per common share, reflecting an approximate 8% increase. The dividend will be payable on December 22, 2022 to shareholders of record at the close of business on December 8, 2022.

Mr. Sondey concluded, "The increase in Triton's quarterly dividend reflects Triton's strong balance sheet, outstanding financial performance and our confidence that Triton's profitability and cash flows will remain strong."

The Company's Board of Directors also declared a cash dividend payable on December 15, 2022 to holders of record at the close of business on December 8, 2022 on Triton's issued and outstanding preferred shares as follows:

Preferred Share Series	Dividend Rate	Dividend Per Share
Series A Preferred Shares (NYSE:TRTNPRA)	8.500%	$0.5312500
Series B Preferred Shares (NYSE:TRTNPRB)	8.000%	$0.5000000
Series C Preferred Shares (NYSE:TRTNPRC)	7.375%	$0.4609375
Series D Preferred Shares (NYSE:TRTNPRD)	6.875%	$0.4296875
Series E Preferred Shares (NYSE:TRTNPRE)	5.750%	$0.3593750

Third Quarter 2022 Investor Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Tuesday, November 1, 2022 to discuss its third quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of over 7 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Business Development & Investor Relations
(914) 697-2900

Utilization, Fleet, and Leasing Revenue Information

The following table summarizes the equipment fleet utilization for the periods indicated:

	Quarter Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Average Utilization (1)	99.1%	99.4%	99.6%	99.6%	99.6%
Ending Utilization (1)	98.8%	99.3%	99.5%	99.6%	99.6%
(1)Utilization is computed by dividing total units on lease (in CEU) by the total units in our fleet (in CEU), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of September 30, 2022, December 31, 2021 and September 30, 2021 (in units, TEUs and CEUs):

	Equipment Fleet in Units			Equipment Fleet in TEU
	September 30, 2022	December 31, 2021	September 30, 2021	September 30, 2022	December 31, 2021	September 30, 2021
Dry	3,833,065	3,843,719	3,748,654	6,540,720	6,531,816	6,351,083
Refrigerated	229,839	235,338	239,328	446,678	457,172	464,465
Special	91,949	92,411	92,458	168,441	169,004	168,951
Tank	11,911	11,692	11,591	11,911	11,692	11,591
Chassis	25,823	24,139	24,381	48,615	44,554	44,726
Equipment leasing fleet	4,192,587	4,207,299	4,116,412	7,216,365	7,214,238	7,040,816
Equipment trading fleet	47,696	53,204	55,299	77,755	83,692	86,598
Total	4,240,283	4,260,503	4,171,711	7,294,120	7,297,930	7,127,414

	Equipment in CEU(1)
	September 30, 2022	December 31, 2021	September 30, 2021
Operating leases	7,210,150	7,291,769	7,294,503
Finance leases	676,310	623,136	494,839
Equipment trading fleet	73,529	81,136	83,976
Total	7,959,989	7,996,041	7,873,318
(1)In the equipment fleet tables above, we have included total fleet count information based on CEU. CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a 20-foot dry container. For example, the CEU ratio for a 40-foot high cube dry container is 1.70, and a 40-foot high cube refrigerated container is 7.50. These factors may differ slightly from CEU ratios used by others in the industry.

The following table provides a summary of our equipment lease portfolio by lease type, based on CEU and net book value, as of September 30, 2022:

Lease Portfolio	By CEU	By Net Book Value
Long-term leases	71.1%	71.7%
Finance leases	8.9	15.6
Subtotal	80.0	87.3
Service leases	6.8	4.3
Expired long-term leases, non-sale age (units on hire)	7.6	5.7
Expired long-term leases, sale-age (units on hire)	5.6	2.7
Total	100.0%	100.0%

The following table summarizes our leasing revenue for the periods indicated (in thousands):

	Three Months Ended,
	September 30, 2022	June 30, 2022	September 30, 2021
Operating leases
Per diem revenues	$379,623	$378,414	$377,234
Fee and ancillary revenues	15,777	13,677	7,987
Total operating lease revenues	395,400	392,091	385,221
Finance leases	29,283	29,517	14,970
Total leasing revenues	$424,683	$421,608	$400,191

Share Repurchase Information

The following table provides information with respect to our purchases of the Company's common shares for the periods indicated:

	Total Number of Shares Purchased	Average Price Paid per Share
July 1, 2021 through September 30, 2021	378,765	$51.19
October 1, 2021 through December 31, 2021	1,149,408	$57.52
2021 Total	1,528,173	$55.95

January 1, 2022 through March 31, 2022	1,257,374	$63.74
April 1, 2022 through June 30, 2022	1,832,240	$60.04
July 1, 2022 through September 30, 2022	3,200,340	$59.21
October 1, 2022 through October 26, 2022	851,603	$56.64
2022 Total	7,141,557	$59.91

Total	8,669,730	$59.21

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements relating to Triton's future financial and operating performance and key drivers thereof; anticipated trends in the market and industry; future capital expenditures, including anticipated payments of dividends and amount, manner and timing of share repurchases under the share repurchase authorization; and other statements regarding prospects and business strategies. Statements that include the words "expect," "intend," "plan," "seek," "believe," "project," "predict," "anticipate," "potential," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: the impact of COVID-19 on our business and financial results; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; increases in the cost of repairing and storing our off-hire containers; our dependence on a limited number of customers and suppliers; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; risks stemming from the international nature of our business, including global and regional economic conditions, including inflation and attempts to control inflation, and geopolitical risks such as the ongoing war in Ukraine; decreases in demand for international trade; risks resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs; disruption to our operations from failures of, or attacks on, our information technology systems; disruption to our operations as a result of natural disasters; compliance with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and anti-corruption; the availability and cost of capital; restrictions imposed by the terms of our debt agreements; changes in tax laws in Bermuda, the United States and other countries; and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 15, 2022, in any subsequent Form 10-Q filed or to be filed by Triton, and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS:
Leasing equipment, net of accumulated depreciation of $4,223,166 and $3,919,181	$9,742,929	$10,201,113
Net investment in finance leases	1,704,642	1,558,290
Equipment held for sale	88,221	48,746
Revenue earning assets	11,535,792	11,808,149
Cash and cash equivalents	63,992	106,168
Restricted cash	103,026	124,370
Accounts receivable, net of allowances of $3,144 and $1,178	283,819	294,792
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $289,334 and $281,340	9,123	17,117
Other assets	28,569	50,346
Fair value of derivative instruments	123,357	6,231
Total assets	$12,384,343	$12,643,838
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$19,450	$429,568
Fair value of derivative instruments	3,450	48,277
Deferred revenue	320,945	92,198
Accounts payable and other accrued expenses	70,710	70,557
Net deferred income tax liability	405,574	376,009
Debt, net of unamortized costs of $58,192 and $63,794	8,290,293	8,562,517
Total liabilities	9,110,422	9,579,126

Shareholders' equity:
Preferred shares, $0.01 par value, at liquidation preference	730,000	730,000
Common shares, $0.01 par value, 270,000,000 shares authorized, 81,389,809 and 81,295,366 shares issued, respectively	814	813
Undesignated shares, $0.01 par value, 800,000 shares authorized, no shares issued and outstanding	—	—
Treasury shares, at cost, 21,719,453 and 15,429,499 shares, respectively	(902,118)	(522,360)
Additional paid-in capital	908,008	904,224
Accumulated earnings	2,420,166	2,000,854
Accumulated other comprehensive income (loss)	117,051	(48,819)
Total shareholders' equity	3,273,921	3,064,712
Total liabilities and shareholders' equity	$12,384,343	$12,643,838

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Leasing revenues:
Operating leases	$395,400	$385,221	$1,176,436	$1,085,874
Finance leases	29,283	14,970	86,943	30,844
Total leasing revenues	424,683	400,191	1,263,379	1,116,718

Equipment trading revenues	44,786	44,418	127,014	103,546
Equipment trading expenses	(41,106)	(35,255)	(112,791)	(75,516)
Trading margin	3,680	9,163	14,223	28,030

Net gain on sale of leasing equipment	26,468	25,606	90,509	78,964

Operating expenses:
Depreciation and amortization	158,538	163,493	480,176	460,856
Direct operating expenses	10,525	5,539	24,143	21,246
Administrative expenses	22,747	21,426	69,015	65,326
Provision (reversal) for doubtful accounts	(123)	23	(104)	(2,467)
Total operating expenses	191,687	190,481	573,230	544,961
Operating income (loss)	263,144	244,479	794,881	678,751
Other expenses:
Interest and debt expense	57,124	54,728	166,293	169,355
Unrealized (gain) loss on derivative instruments, net	19	—	(320)	—
Debt termination expense	190	42,660	1,853	132,523
Other (income) expense, net	(644)	(453)	(1,141)	(1,195)
Total other expenses	56,689	96,935	166,685	300,683
Income (loss) before income taxes	206,455	147,544	628,196	378,068
Income tax expense (benefit)	16,618	12,812	46,482	38,281
Net income (loss)	$189,837	$134,732	$581,714	$339,787
Less: dividend on preferred shares	13,028	11,687	39,084	32,713
Net income (loss) attributable to common shareholders	$176,809	$123,045	$542,630	$307,074
Net income per common share—Basic	$2.90	$1.84	$8.60	$4.59
Net income per common share—Diluted	$2.88	$1.83	$8.56	$4.57
Cash dividends paid per common share	$0.65	$0.57	$1.95	$1.71
Weighted average number of common shares outstanding—Basic	61,035	66,919	63,112	66,935
Dilutive restricted shares	329	372	295	308
Weighted average number of common shares outstanding—Diluted	61,364	67,291	63,407	67,243

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$581,714	$339,787
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	480,176	460,856
Amortization of deferred debt cost and other debt related amortization	9,181	7,872
Lease related amortization	8,674	13,703
Share-based compensation expense	9,414	7,259
Net (gain) loss on sale of leasing equipment	(90,509)	(78,964)
Unrealized (gain) loss on derivative instruments	(320)	—
Debt termination expense	1,853	132,523
Deferred income taxes	19,633	36,073
Changes in operating assets and liabilities:
Accounts receivable	(11,542)	(63,919)
Deferred revenue	274,981	63,944
Accounts payable and other accrued expenses	812	(9,098)
Net equipment sold (purchased) for resale activity	7,297	4,938
Cash received (paid) for settlement of interest rate swaps	19,026	5,481
Cash collections on finance lease receivables, net of income earned	107,633	49,170
Other assets	20,239	17,294
Net cash provided by (used in) operating activities	1,438,262	986,919
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(889,811)	(2,791,943)
Proceeds from sale of equipment, net of selling costs	217,832	165,066
Other	(716)	—
Net cash provided by (used in) investing activities	(672,695)	(2,626,877)
Cash flows from financing activities:
Issuance of preferred shares, net of underwriting discount	—	169,488
Purchases of treasury shares	(375,026)	(16,757)
Debt issuance costs	(8,523)	(35,996)
Borrowings under debt facilities	1,802,600	7,713,006
Payments under debt facilities and finance lease obligations	(2,081,274)	(5,981,155)
Dividends paid on preferred shares	(39,084)	(32,293)
Dividends paid on common shares	(122,151)	(114,484)
Other	(5,629)	(4,478)
Net cash provided by (used in) financing activities	(829,087)	1,697,331
Net increase (decrease) in cash, cash equivalents and restricted cash	$(63,520)	$57,373
Cash, cash equivalents and restricted cash, beginning of period	230,538	151,996
Cash, cash equivalents and restricted cash, end of period	$167,018	$209,369
Supplemental disclosures:
Interest paid	$148,568	$153,812
Income taxes paid (refunded)	$27,579	$4,639
Right-of-use asset for leased property	$210	$1,598
Supplemental non-cash investing activities:
Equipment purchases payable	$19,450	$406,510

Use of Non-GAAP Financial Items

We use the terms "Adjusted net income" and "Adjusted return on equity" throughout this press release.

Adjusted net income and Adjusted return on equity are not items presented in accordance with U.S. GAAP and should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to common shareholders excluding debt termination expenses net of tax, unrealized gains and losses on derivative instruments net of tax, and foreign and other income tax adjustments.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this item:

•is widely used by securities analysts and investors to measure a company's operating performance;

•helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing certain non-routine events which we do not expect to occur in the future; and

•is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021 and for the nine months ended September 30, 2022 and September 30, 2021.

Additionally, the calculation for Adjusted return on equity is adjusted annualized earnings divided by average shareholders' equity. Management utilizes Adjusted return on equity in evaluating how much profit the Company generates on the shareholders' equity in the Company and believes it is useful for comparing the profitability of companies in the same industry.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)

	Three Months Ended,			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income attributable to common shareholders	$176,809	$184,591	$123,045	$542,630	$307,074
Add (subtract):
Unrealized loss (gain) on derivative instruments, net	17	139	—	(283)	—
Debt termination expense	180	1,304	41,214	1,520	130,699
State and other income tax adjustments	(510)	—	(496)	(510)	(496)
Tax benefit from vesting of restricted shares	—	—	—	(1,184)	(643)
Adjusted net income	$176,496	$186,034	$163,763	$542,173	$436,634
Adjusted net income per common share—Diluted	$2.88	$2.92	$2.43	$8.55	$6.49
Weighted average number of common shares outstanding—Diluted	61,364	63,745	67,291	63,407	67,243

TRITON INTERNATIONAL LIMITED Calculation of Adjusted Return on Equity (In thousands)

	Three Months Ended,			Nine Months Ended,
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Adjusted net income	$176,496	$186,034	$163,763	$542,173	$436,634
Annualized Adjusted net income (1)	700,229	746,180	649,712	724,883	583,778

Average Shareholders' equity (2)(3)	$2,544,111	$2,507,427	$2,210,474	$2,473,372	$2,150,303

Adjusted return on equity	27.5%	29.8%	29.4%	29.3%	27.1%
(1)Annualized Adjusted net income was calculated based on calendar days per quarter.
(2)Average Shareholders' equity was calculated using the quarter’s beginning and ending Shareholder’s equity for the three-month ended periods, and the ending Shareholder's equity from each quarter in the current year and December 31 of the previous year for the nine-month ended periods.
(3)Average Shareholders' equity was adjusted to exclude preferred shares.